UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188920	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park P.O. Box 3030, Omer, Israel	8496500
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ODYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2025, Odysight.ai Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC (“Benchmark”) as representative of the underwriters identified therein (collectively, the “Underwriters”), relating to the offering, issuance and sale of 3,307,692 shares of the Company’s common stock, $0.001 par value per share (the “Offering”), at a public offering price of $6.50 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 496,153 shares at a purchase price of $6.50 per share.

The Offering is expected to close on or about February 12, 2025, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the Offering are expected to be approximately $18.8 million (excluding the over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the proceeds from the Offering primarily for expanded research and development, increased sales and marketing, working capital and other general corporate purposes.

The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-283773), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 10, 2025.

Benchmark is acting as sole book-running manager for the Offering. The underwriting discounts and commissions will be 7.0% of the gross proceeds of the Offering. We have also agreed to reimburse Benchmark for certain of its expenses, in an amount of up to $150,000, including for road show, diligence, and legal fees, and we have also agreed to pay the Underwriters non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company, its executive officers, directors and certain holders of 5% or more of the Company’s issued and outstanding shares of common stock, have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for six months after February 10, 2025 in the case of the Company and 180 days after February 10, 2025 in the case of executive officers, directors and certain holders of 5% or more of the Company’s issued and outstanding shares of common stock, without first obtaining the written consent of Benchmark.

A copy of the form of Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the Offering is expected to close on or about February 12, 2025. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in underwriting agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 8.01. Other Events

The SEC declared the registration statement on Form S-1 (File No. 333-283773) relating to the Offering effective at 5:00 p.m., Eastern Time, on February 10, 2025. A final prospectus relating to the Offering will be filed with the SEC. The Company issued a press release on February 10, 2025, announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Nasdaq Stock Market LLC has approved the listing of the Company’s common stock on the Nasdaq Capital Market under the symbol “ODYS”. The Company’s common stock ceased being quoted on OTCQB at the close of trading on February 10, 2025, and commenced trading on the Nasdaq Capital Market on February 11, 2025.

The Offering is expected to close on February 12, 2025. In the Offering, the Company agreed to sell 3,307,692 shares of common stock at a per share price of $6.50 for aggregate gross proceeds of approximately $21.5 million (prior to deducting underwriting discounts and commissions and other offering expenses).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated herein by reference to Exhibit 1.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on January 28, 2025 (File No. 333- 283773))

99.1	Press Release, dated February 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: February 11, 2025	By:	/s/ Einav Brenner
	Name:	Einav Brenner
	Title:	Chief Financial Officer